As filed with the Securities and Exchange Commission on January 21, 2004
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RailAmerica, Inc.	Delaware	65-0328006
RailAmerica Transportation Corp.	Delaware	65-0979478
(Exact Name of Each Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

(FOR THE CO-REGISTRANTS, PLEASE SEE “TABLE OF

ADDITIONAL CO-REGISTRANTS” ON THE FOLLOWING PAGE)*

Gary O. Marino Chairman, Chief Executive Officer and President RailAmerica, Inc.
5300 Broken Sound Blvd., N.W.	5300 Broken Sound Blvd., N.W.
Boca Raton, Florida 33487	Boca Raton, Florida 33487
(561) 994-6015	(561) 994-6015
(Address, Including Zip Code, and Telephone Number,	(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	Include Area Code, of Agent for Service)

Copies of Communications to:

Gary M. Epstein, Esq.

Fern S. Watts, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500         (Facsimile) (305) 579-0717

    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum Aggregate
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Offering Price(1),(2)	Amount of Registration Fee

RailAmerica, Inc. Common Stock, par value $.001 per share(3)
RailAmerica, Inc. Warrants to Purchase Common Stock	$400,000,000	$400,000,000	$32,360
RailAmerica Transportation Corp. or RailAmerica, Inc. Debt Securities(4)
Guarantees(5)
RailAmerica, Inc. Warrants to Purchase Debt Securities
RailAmerica, Inc. Preferred Stock, $.001 par value(6)
RailAmerica, Inc. Warrants to Purchase Preferred Stock
RailAmerica, Inc. Stock Purchase Contracts
RailAmerica, Inc. Stock Purchase Units

(1)	In United States dollars or the equivalent thereof in foreign currency or currency units. The amount registered represents the aggregate public offering price received from the sale of any combination of the Common Stock, Warrants to Purchase Common Stock, Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Warrants to Purchase Preferred Stock, Stock Purchase Contracts and Stock Purchase Units registered hereby (including any securities sold at a discount) which would not exceed $400,000,000. No separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Preferred Stock or Debt Securities. If any such securities are issued at an original issue discount, then the aggregate initial offering price as discounted shall not exceed $400,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate public offering price of the securities registered hereby will not exceed $400,000,000.
(3)	Includes such indeterminate number of shares of Common Stock as may from time to time be issuable upon conversion or exchange of Debt Securities or shares of Preferred Stock, to the extent any of such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Common Stock, or upon the exercise of Warrants to Purchase Common Stock.
(4)	Includes such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities or Preferred Stock, to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for Debt Securities, or upon the exercise of Warrants to Purchase Debt Securities.
(5)	Consists of an indeterminate amount of Guarantees of the Debt Securities by RailAmerica, Inc., RailAmerica Transportation Corp. and/or the co-registrants named herein. The Guarantees would not be issued separately, or for separate consideration, apart from the Debt Securities. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the Guarantees attributable to the Debt Securities registered pursuant hereto shall be payable.
(6)	Includes such indeterminate number of shares of Preferred Stock as may from time to time be issuable upon conversion or exchange of Debt Securities or shares of Preferred Stock, to the extent any of such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Preferred Stock, or upon the exercise of Warrants to purchase Preferred Stock.

    The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*	The Co-Registrants named on the following pages are the direct and indirect domestic subsidiaries and the direct parent of RailAmerica Transportation Corp. and the direct and indirect domestic subsidiaries of RailAmerica, Inc. and may, along with RailAmerica, Inc. or RailAmerica Transportation Corp., as the case may be, be the guarantors of the debt securities to be registered hereby.

*TABLE OF ADDITIONAL CO-REGISTRANTS

	(Primary Standard	(State or Other
	Industrial	Jurisdiction of
(Exact name of Co-Registrants	Classification	Incorporation or	(I.R.S. Employer
as Specified in its Charter)	Number)	Organization)	Identification No.)

A. & R. Line, Inc.	4011	Indiana	35-1952789
Alabama & Gulf Coast Railway LLC	4011	Delaware	75-2714522
American Rail Dispatching Center, Inc.	4011	Delaware	68-0574072
Arizona & California Railroad Company	4011	Delaware	35-2165912
Arizona Eastern Railway Company	4011	Arizona	94-3077445
California Northern Railroad Company	4011	Delaware	30-0066967
California Western Railroad, Inc.	4011	Arizona	94-2363389
Cascade and Columbia River Railroad Company	4011	Delaware	91-1734603
Central Oregon & Pacific Railroad, Inc.	4011	Delaware	93-1151074
Central Railroad Company of Indianapolis	4011	Indiana	35-1768799
Connecticut Southern Railroad, Inc.	4011	Delaware	03-0353222
Dakota Rail, Inc.	4011	South Dakota	46-0365527
Dallas, Garland & Northeastern Railroad, Inc.	4011	Delaware	74-2782740
Dallas, Garland & Northeastern Railroad, Inc.	4011	Texas	74-2410681
Eastern Alabama Railway, Inc.	4011	Alabama	63-1064122
Huron and Eastern Railway Company, Inc.	4011	Michigan	38-265599
Indiana & Ohio Central Railroad, Inc.	4011	Delaware	74-2862103
Indiana & Ohio Rail Corp.	4011	Delaware	74-2862101
Indiana & Ohio Railway Company	4011	Delaware	74-2862012
Indiana Southern Railroad, Inc.	4011	Delaware	74-2932611
J. K. Line, Inc.	4011	Indiana	35-1791937
Kiamichi Holdings, Inc.	4011	Delaware	27-0012516
Kiamichi Railroad Company L.L.C	4011	Delaware	73-1481038
Kyle Railroad Company	4011	Kansas	94-2802283
Kyle Railways, Inc.	4011	Delaware	94-2279537
Mid-Michigan Railroad, Inc.	4011	Michigan	31-1224037
Missouri & Northern Arkansas Railroad Company, Inc.	4011	Kansas	43-1624703
New England Central Railroad, Inc.	4011	Delaware	03-0344030
New Orleans Lower Coast Railroad Company, Inc.	4011	Louisiana	72-1183692
New StatesRail Holdings, Inc.	4011	Delaware	46-0486784
North Carolina & Virginia Railroad Company, Inc.	4011	Delaware	74-2932608
Otter Tail Valley Railroad Company, Inc.	4011	Minnesota	41-1565408
Palm Beach Rail Holding, Inc.	4011	Delaware	65-0979476
ParkSierra Corp.	4011	Delaware	52-2353561
Plainview Terminal Company	4011	Texas	75-2622280
Prairie Holding Corporation	4011	Florida	59-2994998
Puget Sound & Pacific Railroad	4011	Delaware	32-0010360
Rail Operating Support Group, Inc.	4011	Delaware	65-0797247
RailAmerica Australia, Inc.	4011	Florida	65-0797248
RailAmerica Australia II, Inc.	4011	Delaware	41-2070883
RailAmerica Equipment Corp.	4011	Delaware	65-0622013

	(Primary Standard	(State or Other
	Industrial	Jurisdiction of
(Exact name of Co-Registrants	Classification	Incorporation or	(I.R.S. Employer
as Specified in its Charter)	Number)	Organization)	Identification No.)

RailAmerica Intermodal Services, Inc.	4011	Delaware	65-0553260
RailAmerica Switching Services, Inc.	4011	Delaware	68-0562187
Rail Line Holdings #1, Inc.	4011	Delaware	46-0486790
Rail Line Holdings #2, Inc.	4011	Delaware	46-0486787
RaiLink Acquisition, Inc.	4011	Delaware	65-1033741
Railroads of Hawaii, Inc.	4011	Hawaii	90-0153539
RailTex Acquisition Corp.	4011	Delaware	74-2877630
RailTex Distribution Services, Inc.	4011	Texas	74-2717791
RailTex, Inc.	4011	Texas	74-1948121
RailTex International Holdings, Inc.	4011	Delaware	74-2787728
RailTex Logistics, Inc.	4011	Delaware	74-2795200
Saginaw Valley Railway Company, Inc.	4011	Delaware	38-2779857
San Diego & Imperial Valley Railroad Company, Inc.	4011	California	74-2332456
San Joaquin Valley Railroad, Co.	4011	California	93-1073083
San Luis & Rio Grande Railroad, Inc.	4011	Delaware	45-0506498
San Pedro Trails, Inc.	4011	Arizona	42-1544984
South Carolina Central Railroad Company, Inc.	4011	South Carolina	57-0856173
South East Rail, Inc.	4011	Delaware	62-1583702
StatesRail, Inc.	4011	Delaware	52-2353564
StatesRail Equipment LLC	4011	Delaware	73-1505165
StatesRail II Railroad Corp.	4011	Delaware	02-0530889
SWKR Operating Co., Inc.	4011	Arizona	86-0709066
The Central Railroad Company of Indiana	4011	Indiana	35-1824902
Toledo, Peoria & Western Railway Corp.	4011	Delaware	22-2959560
Ventura County Railroad Company	4011	Delaware	77-0495102
West Texas and Lubbock Railroad Company, Inc.	4011	Texas	75-2622278

      The address, including zip code and telephone number, including area code, of each of the Co-Registrants’ principal executive offices is 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487.

      The name, address, including zip code and telephone number, including area code, of the agent for service for each of the Co-Registrants is Gary O. Marino, Chairman of the Board, President and Chief Executive Officer of RailAmerica, Inc., 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 21, 2004

PROSPECTUS

$400,000,000

Aggregate Amount

RailAmerica, Inc.

Common Stock

Debt Securities
Preferred Stock
Securities Warrants
Stock Purchase Contracts
Stock Purchase Units

RailAmerica Transportation Corp.

Debt Securities

    RailAmerica, Inc. may sell from time to time in one or more offerings:

•	common stock;

•	debt securities and guarantees of these debt securities, which guarantees are to be issued by one or more of RailAmerica’s subsidiaries to be identified when any guarantees are issued;

•	preferred stock;

•	warrants for common stock, debt securities or preferred stock;

•	stock purchase contracts; and/or

•	stock purchase units.

    In addition, RailAmerica Transportation Corp. may sell from time to time in one or more offerings debt securities and guarantees of these securities, which guarantees may be issued by one or more of RailAmerica Transportation’s subsidiaries or parent companies to be identified when any guarantees are issued.

    Debt securities and preferred stock may be convertible into debt securities, preferred stock or common stock.

    The total offering price of these securities being offered by RailAmerica and RailAmerica Transportation, in the aggregate, will not exceed $400,000,000. RailAmerica and/or RailAmerica Transportation may offer and sell the securities separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus.

    This prospectus provides you with a general description of the securities. Each time RailAmerica and/or RailAmerica Transportation sells securities under this prospectus, RailAmerica and/or RailAmerica Transportation, as the case may be, will describe all remaining material terms of the applicable securities in a supplement to this prospectus. In addition, if we offer securities as units, all material terms of the units will be described in the applicable prospectus supplement. The supplement to this prospectus will also contain information, where appropriate, about the risk factors and U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities being offered pursuant to that supplement.

    RailAmerica and RailAmerica Transportation may offer the securities from time to time through public or private transactions, directly or through underwriters, agents or dealers and in the case of RailAmerica’s common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The supplements to this prospectus will designate the terms of our plan of distribution. The discussion under the heading “Plan of Distribution” provides more information on this topic.

    If a prospectus supplement identifies selling stockholders, some of the shares of RailAmerica’s common stock may be offered by those selling stockholders.

    RailAmerica’s common stock trades on the New York Stock Exchange under the symbol “RRA.” On January 16, 2004, the closing sale price of one share of our common stock on the New York Stock Exchange was $13.00.

    You should carefully consider the “Risk Factors” which may be included in any supplement, or which are incorporated by reference in this prospectus.

      Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

    This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is            , 2004.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
THE COMPANIES
CORPORATE STRUCTURE CHART
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF SECURITIES WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
SIGNATURES
Computation of Earnings
Consent of PWC LLP

     Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Important Information About This Prospectus	1
The Companies	1
Cautionary Note Regarding Forward-Looking Statements	4
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	5
The Securities We May Offer	5
Description of Common Stock	5
Description of Debt Securities	8
Description of Preferred Stock	22
Description of Securities Warrants	24
Description of Stock Purchase Contracts and Stock Purchase Units	26
Plan of Distribution	26
Legal Matters	27
Experts	28
Where You Can Find More Information	28

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

      This prospectus is part of a shelf registration statement that RailAmerica and RailAmerica Transportation filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, RailAmerica and RailAmerica Transportation may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400 million. For further information about RailAmerica’s and RailAmerica Transportation’s business and the securities, you should refer to this registration statement, including the information incorporated by reference, and its exhibits.

      This prospectus only provides you with a general description of the securities RailAmerica and/or RailAmerica Transportation may offer. Each time RailAmerica and/or RailAmerica Transportation sell securities, RailAmerica and/or RailAmerica Transportation will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 28.

      You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. Neither RailAmerica nor RailAmerica Transportation has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. The information in this prospectus is accurate only as of the date on the front cover of this prospectus. RailAmerica’s and RailAmerica Transportation’s business, financial condition, results of operations and prospects may have changed since that date.

      This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

THE COMPANIES

      This summary highlights selected information and does not contain all the information that is important to you. We urge you to read the entire prospectus and the documents we have referred you to in “Where You Can Find More Information” on page 28 for more information about our company and our financial statements. You should pay special attention to the risks of investing in our securities discussed under “Risk Factors” which may be included in any supplement to this prospectus or which are incorporated by reference in this prospectus. Except where the context otherwise requires, the terms “we,” “us,” “our” and “RailAmerica” refer to the business of RailAmerica, Inc. and its consolidated subsidiaries, including RailAmerica Transportation, while the term “RailAmerica Transportation” refers to the business of RailAmerica Transportation and its consolidated subsidiaries. RailAmerica, Inc. is the ultimate parent of RailAmerica Transportation Corp. See “Corporate Structure Chart” on page 3. All dollar amounts are expressed in U.S. dollars unless otherwise indicated.

Our Business

      We are the largest owner and operator of short line freight railroads in North America and a leading owner and operator of regional freight railroads in Australia and Chile. As of September 30, 2003, we operated a diversified portfolio of 50 railroads with approximately 13,400 miles of track located in the United States, Canada, Australia, Chile and Argentina. On January 16, 2004, we entered into an agreement to sell our equity interest in the railroads in Chile and Argentina. Through our diversified portfolio of rail lines, we operate in numerous geographic regions with varying concentrations of commodities hauled. We believe individual economic and seasonal cycles in each region may partially offset each other.

Our North American Operations

      As of September 30, 2003, we operated 47 rail properties in North America of which 46 are short line railroads that provide transportation services for both on-line customers and Class I railroads which interchange with our rail lines. Short line railroads are typically less than 350 miles long, serve a particular class of customers in a small geographic area and interchange with Class I railroads. Short line rail operators primarily serve customers on their line by transporting products to and from the Class I interchanges. Each of our North American rail lines is typically the only rail carrier directly serving its customers. The ability to haul heavy and large quantities of freight as part of a long-distance haul makes rail services generally a more effective, lower-cost alternative to other modes of transportation, including motor carriers. In addition to our 46 shortline railroads, we operate one tourist railroad.

      United States. As of September 30, 2003, we operated 38 short line rail properties and one tourist railroad in the United States with approximately 6,900 miles of track. Our United States properties are geographically diversified and operate in 27 states. We have clusters of rail properties in the southeastern, southwestern, midwestern, Great Lakes, New England and Pacific Coast regions of the United States. We believe that this cluster strategy provides economies of scale and helps us achieve operational efficiencies.

      Canada. As of September 30, 2003, we owned, leased and operated eight short line rail properties in Canada with approximately 1,800 miles of track. Our Canadian properties are geographically diversified and operate in five provinces and the Northwest Territories.

Our International Operations

Australia

      In Australia, we own Freight Australia, a regional freight railroad operating in and around the State of Victoria. Freight Australia operates over 3,150 miles of track under a 45-year lease from the State of Victoria. In October 2003, we announced that we are in discussions with several parties to sell Freight Australia and expect to complete a sale within a year. Accordingly, Freight Australia’s results of operations for the periods presented have been reclassified to discontinued operations on our consolidated statements of income.

Chile

      On January 16, 2004, we entered into an agreement to sell our equity interest in Ferronor for $18.1 million, consisting of $10.8 million of cash, a secured instrument for $5.7 million due June 2010 and a secured instrument from Ferronor for $1.7 million due February 2007, both bearing interest at LIBOR plus 3%. The sale is expected to close on or before February 5, 2004. Accordingly, Ferronor’s results of operations for the periods presented have been reclassified to discontinued operations on our consolidated financial statements.

Our Business Strategy

      Our strategy is to expand our position as a leading owner and operator of short line and regional railroads. Key elements of this strategy include:

      Increase revenue through focused marketing efforts and reliable rail service. We will continue to focus on increasing traffic in each of our markets by aggressively marketing our customer service to our customers and bolstering our sales efforts. In many cases, we believe customer service and sales and marketing at railroads that we have acquired have been neglected by the previous owners. We purchased a number of our rail lines from Class I railroads. Due to the size of the Class I railroads and their concentration on long-haul traffic, we believe the Class I operators typically have not effectively marketed these branch line operations.

      Reduce debt to equity ratio. At September 30, 2003, our net debt to total capitalization was 61.3%. We intend to reduce this percentage through the sale of our international railroads, retention of earnings and generation of cash flow.

      Continue to grow through selective acquisitions. We seek acquisition candidates that enable us to form geographic clusters of short lines, thereby affording economies of scale as well as marketing and operating synergies. We also seek properties where operating efficiencies can be realized from professional management techniques and asset rationalization, thereby enabling the target railroad to reduce operating costs and improve service.

      Our acquisition opportunities in North America generally come from three sources. First, certain Class I railroads have stated an intent to sell certain branch lines over the next several years. We believe, based on our strong operating performance and relationships with the Class I railroads, we are a logical choice to acquire some of these properties. Second, as the short line industry itself continues to consolidate, we believe we are in a good position to acquire other short lines or groups of short lines because of our industry reputation, demonstrated access to capital, breadth of geographic coverage and ability to efficiently evaluate and negotiate prospective transactions. Third, as industrial companies divest of their railroad operations we believe our cost-effective and customer oriented approach makes us a strong candidate to acquire some of these railroads.

Corporate Information

      Both RailAmerica and RailAmerica Transportation Corp. are Delaware corporations with their principal executive offices located at 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487. Our telephone number is (561) 994-6015 and our facsimile number is (561) 994-4629. Our website is located at www.railamerica.com. Information appearing in our website is not and shall not be deemed to be incorporated in this prospectus.

CORPORATE STRUCTURE CHART

      The following chart sets forth the relevant portion of our corporate organization. This chart is not complete and is presented solely for your convenience.

*	We are currently in the process of selling this interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including documents incorporated by reference, contains some forward-looking statements, within the meaning of federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words like “will,” “should,” “believes,” “expects,” “project,” “could,” “anticipates,” “estimates,” “intends,” “may,” “pro forma” or similar expressions used in this prospectus. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. The risks and uncertainties include those risks and uncertainties identified in our filings with the SEC. These factors include, but are not limited to, the following:

•	our level of leverage;

•	our ability to meet our debt service obligations;

•	the restrictions imposed upon us by the indenture governing our senior subordinated notes and by our senior credit facilities;

•	our relationships with Class I railroads;

•	our ability to find suitable acquisition opportunities and to finance and complete acquisitions and integrate acquired businesses; and

•	our ability to successfully market and sell Freight Australia and complete the sale of Ferronor.

      You should also carefully consider any other factors contained or incorporated by reference in this prospectus or in any accompanying supplement. Because these forward-looking statements are subject to risks and uncertainties, we caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus. We do not undertake any responsibility to review or confirm analysts’ expectations or estimates or to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

      The following table shows RailAmerica’s ratio of earnings to fixed charges and preference dividends on a historical basis for the periods indicated.

								Nine Months
	Year Ended December 31,							Ended
								September 30,
	1998		1999	2000		2001	2002	2003

Ratio of earnings to fixed charges	—	(a)	1.21	—	(b)	1.14	1.07	1.85
Ratio of earnings to combined fixed charges and preference dividends	—	(a)	1.16	—	(c)	1.13	1.07	1.85

(a)	Due to our loss in 1998, the ratio coverage was less than 1:1. The fixed charges exceeded earnings by $2.5 million.

(b)	Due to our loss in 2000, the ratio coverage was less than 1:1. The fixed charges exceeded earnings by $7.4 million.

(c)	Due to our loss in 2000, the ratio coverage was less than 1:1. The fixed charges exceeded earnings by $8.3 million.

      The ratio of earnings to fixed charges and the ratio of earnings to preferred dividends have been computed on a consolidated basis. Earnings consists of the sum of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, minus interest capitalized. Preference dividends consists of income from continuing operations before income taxes that is required to pay dividends on outstanding preference securities. Fixed charges consists of the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness and an estimate of the interest within rental expense.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes, including repayment of existing indebtedness under our senior credit facility and senior subordinated notes, working capital, capital expenditures, acquisitions and stock repurchase programs. Additional information on the use of net proceeds from the sale of offered securities, including any specific allocation to a specific purpose, will be determined at the time of the particular offering and be described in the prospectus supplement relating to those securities.

THE SECURITIES WE MAY OFFER

      RailAmerica may sell from time to time, in one or more offerings, common stock, debt securities, preferred stock, warrants to purchase common stock, debt securities or preferred stock, stock purchase contracts and/or stock purchase units, and RailAmerica Transportation may sell from time to time, in one or more offerings, debt securities, all in a dollar amount that does not exceed, in the aggregate, $400 million. This prospectus contains only a summary of the securities RailAmerica and/or RailAmerica Transportation may offer. The specific terms of any securities actually offered for sale, together with the terms of that offering, the initial price and the net proceeds to RailAmerica and/or RailAmerica Transportation from the sale of these securities, will be set forth in an accompanying prospectus supplement. That prospectus supplement also will contain information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

      This section describes the general terms of RailAmerica’s common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to RailAmerica’s common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of RailAmerica’s certificate of incorporation has been incorporated by reference from RailAmerica’s filings with the SEC as an exhibit to the registration statement. RailAmerica’s common stock and the rights of the holders of RailAmerica’s common stock are subject to the applicable provisions of the Delaware General Corporation Law, RailAmerica’s certificate of incorporation, the rights of the holders of RailAmerica’s preferred stock, if any, as well as some of the terms of our senior credit facility and the indenture governing our outstanding senior subordinated notes. RailAmerica’s certificate of incorporation authorizes 60,000,000 shares of common stock, $.001 par value. As of September 30, 2003, there were 31,933,196 shares of common stock outstanding. The following description of RailAmerica’s common stock, and any description of RailAmerica’s common stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the Delaware General Corporation Law and the actual terms and provisions contained in RailAmerica’s certificate of incorporation and bylaws, each as amended from time to time.

Dividends

      The holders of RailAmerica’s common stock are entitled to receive ratably any dividends declared by RailAmerica’s board of directors out of funds legally available therefor, when and if so declared, subject to any preference in favor of outstanding shares of RailAmerica’s preferred stock, if any. The payment of dividends, if any, rests within the discretion of RailAmerica’s board of directors and will depend upon our results of operations, financial condition and capital expenditure plans, as well as other factors considered relevant by RailAmerica’s board of directors. In addition, RailAmerica’s ability to declare and pay dividends in cash is restricted by the terms of our senior credit facility and the indenture governing our outstanding senior subordinated notes.

Voting Rights

      The holders of RailAmerica’s common stock are entitled to one vote per share of record on all matters to be voted upon by stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of stockholders at which a quorum is present, for all matters other than the election of directors, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or RailAmerica’s certificate of incorporation or bylaws. Directors will be elected by a plurality of the votes of the shares present at a meeting. There is no cumulative voting with respect to the election of directors or any other matter.

Liquidation and Other Rights

      The holders of RailAmerica’s common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Subject to the rights of holders of RailAmerica’s preferred stock, if any, in the event of a liquidation, dissolution or winding up of RailAmerica, holders of RailAmerica’s common stock are entitled to participate equally and ratably in all assets remaining after payment of liabilities and distribution of any preferential amount.

Warrants

      In April 1999, in connection with the US$100.0 million bridge loan provided by Barclays Bank PLC for our acquisition of the business of V/Line Freight Corporation, RailAmerica issued to Barclays Bank PLC warrants to purchase 750,000 shares of RailAmerica’s common stock at an exercise price of $9.75 per share, subject to adjustment under selected circumstances. These warrants are exercisable during the five-year period ending April 30, 2004.

      In August 1999, RailAmerica issued warrants to purchase an aggregate of 676,363 shares of RailAmerica’s common stock in connection with a private offering of $22.5 million principal amount of RailAmerica’s junior convertible subordinated debentures. The warrants are exercisable during the five-year period ending August 5, 2004 at an exercise price of $10.50 per share, subject to adjustment under selected circumstances. As of September 30, 2003, 558,150 of these warrants are outstanding.

      On November 30, 1999, RailAmerica became obligated to issue to Barclays Bank PLC warrants to purchase 50,000 shares of RailAmerica’s common stock at an exercise price of $7.875. These warrants are exercisable during the five year period ending November 30, 2004.

      In August 2000, RailAmerica issued warrants exercisable to purchase 1,411,414 shares of RailAmerica’s common stock at an exercise price of $6.60 during the period ending August 15, 2010 in connection with a private placement of units consisting of warrants and senior subordinated notes in an aggregate principal amount equal to $130 million.

      The exercise prices may be adjusted under selected circumstances.

Junior Convertible Subordinated Debentures

      In August 1999, RailAmerica’s issued $22.5 million aggregate principal amount of RailAmerica’s junior convertible subordinated debentures. Interest on the debentures accrues at the rate of 6% per annum and is payable semi-annually, commencing January 31, 2000. The debentures are convertible, at the option of the holder, into shares of RailAmerica’s common stock equal to the aggregate principal amount plus accrued and unpaid interest of the debentures being converted divided by $10.00, subject to adjustment in selected circumstances. The debentures mature on July 31, 2004, are general unsecured obligations and rank subordinate in right of payment to all senior indebtedness (as the term is defined in the debentures). At RailAmerica’s option, the debentures may be redeemed at par (plus accrued but unpaid interest thereon to the date of redemption), in whole or in part, if the closing price of RailAmerica’s common stock is above 200% of the conversion price for 10 consecutive trading days. As of September 30, 2003, debentures in an aggregate principal amount equal to $21.8 million were outstanding.

Provisions with Possible Antitakeover Effect

      Selected provisions of Delaware law and of RailAmerica’s certificate of incorporation, summarized in the following paragraph, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in his best interest, including attempts that may result in payment of a premium over the market price for shares held by stockholders. These provisions may also have the effect of rendering changes in the board of directors and management of RailAmerica more difficult. Any discouraging effect upon takeover attempts could potentially depress the market price of RailAmerica’s common stock or inhibit temporary fluctuations in the market price of RailAmerica’s common stock that otherwise could result from actual or rumored takeover attempts.

      Delaware Anti-Takeover Law. RailAmerica is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% more of a corporation’s outstanding voting stock) from engaging in a “business combination” with certain Delaware corporations for three years following the date that person became an interested stockholder unless (1) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (RailAmerica has made this election); (2) before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (3) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be voted or tendered in a tender or exchange offer); or (4) following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. The restrictions in Section 203 also do not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or a person who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock.

      Rights Plan. In January 1998, RailAmerica implemented a common stock purchase rights plan and distributed one right for each share of RailAmerica’s common stock outstanding. Each right has an initial exercise price of $36 for one share of RailAmerica’s common stock. The rights are not exercisable or transferable, apart from RailAmerica’s common stock, until after a person or group acquires, or has the right to acquire, beneficial ownership of 15% (except in specific instances) or more of RailAmerica’s common stock (which threshold may, under some circumstances, be reduced to 10%) or announces a tender or exchange offer to acquire 15% or more of RailAmerica’s common stock. Upon this occurrence, each right, other than rights owned by the person or group, will entitle the holder to purchase from RailAmerica, or the particular acquiring person or group under some circumstances and conditions, the number of shares of RailAmerica’s, or, the person’s or group’s, common stock having a market value equal to twice the exercise price of the right. The rights are redeemable by RailAmerica’s board of directors under circumstances set forth in the rights agreement. The rights plan could have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of RailAmerica without negotiating with RailAmerica’s board of directors.

Transfer Agent and Registrar

      The transfer agent and registrar for RailAmerica’s common stock is American Stock Transfer and Trust Company. RailAmerica’s common stock is listed on the New York Stock Exchange under the ticker symbol “RRA.”

DESCRIPTION OF DEBT SECURITIES

General

      RailAmerica may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee and RailAmerica Transportation may issue debt securities under an indenture between it and a U.S. banking institution. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we or RailAmerica Transportation may supplement the indentures from time to time after we and RailAmerica Transportation execute them.

      This prospectus summarizes what we believe to be the material provisions of the indentures and the debt securities that we and RailAmerica Transportation may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

      When we or RailAmerica Transportation offer to sell a particular series of debt securities, we or RailAmerica Transportation will describe the specific terms of those debt securities in a supplement to this prospectus. We or RailAmerica Transportation will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

      In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not describe in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

      The debt securities will be our or RailAmerica Transportation’s direct obligations. The amount of debt securities we and RailAmerica Transportation offer under this prospectus will be limited to the amount described on the cover of this prospectus. We or RailAmerica Transportation may issue the debt securities, from time to time and in one or more series, as our board of directors or the board of directors of RailAmerica Transportation may establish by resolution, or as we or RailAmerica Transportation may establish in one or more supplemental indentures. We or RailAmerica Transportation may issue debt securities with terms different from those of debt securities that we or RailAmerica Transportation have previously issued (Section 301).

      Both indentures provide that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under either of the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

      You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the identity of the issuer of the debt securities;

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•	the price, expressed as a percentage of the principal amount of the debt securities, at which we or RailAmerica Transportation will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock, or any of our other securities or property or securities or property of RailAmerica Transportation;

•	if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we or RailAmerica Transportation will be obligated to pay the principal of the debt securities and the amount of principal we or RailAmerica Transportation will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we or RailAmerica Transportation will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we or RailAmerica Transportation will be obligated to pay interest, and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, interest or Additional Amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us or RailAmerica Transportation in respect of the debt securities and the indenture (Section 101);

•	whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we or RailAmerica Transportation will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we or RailAmerica Transportation will issue the debt securities if other than $5,000;

•	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we or RailAmerica Transportation may redeem the debt securities, at our or RailAmerica Transportation’s option, if we or RailAmerica Transportation have an option;

•	any obligation that we or RailAmerica Transportation have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities, and the terms and conditions upon which we or RailAmerica Transportation will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we or RailAmerica Transportation will sell the debt securities and in which the debt securities will be denominated and payable;

•	whether the amount of payment of principal of, and any premium or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, Additional Amounts or interest on, the debt securities of the series are to be payable, at our or RailAmerica Transportation’s election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•	the date as of which any Bearer Securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued (Section 101);

•	if the debt securities will be issued in definitive form only upon our receipt, RailAmerica Transportation’s receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “— Discharge, Defeasance and Covenant Defeasance”;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we or RailAmerica Transportation will pay any Additional Amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we or RailAmerica Transportation will pay Additional Amounts, whether, and on what terms, we or RailAmerica Transportation will have the option to redeem the debt securities in lieu of paying the Additional Amounts;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

      The debt securities may provide for less than their entire principal amount to be payable if we or RailAmerica Transportation accelerate their maturity as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

      We or RailAmerica Transportation may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

      Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by a resolution of our board of directors or the board of directors of RailAmerica Transportation or in any supplement to the applicable indenture. We and RailAmerica Transportation are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture or applicable supplement, we or RailAmerica Transportation, as the case may be, may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

      The indentures do not contain any provisions that limit our or RailAmerica Transportation’s ability to incur indebtedness or that would protect holders of debt securities in the event we or RailAmerica Transportation become a party to a highly-leveraged or similar transaction in which we or RailAmerica Transportation would incur or acquire a large amount of additional debt; however, these provisions may appear in the applicable prospectus supplement. However, there are provisions of our charter and bylaws which may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

      Debt securities may be issued and unconditionally and irrevocably guaranteed by us or certain of our subsidiaries that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, interest or sinking fund payments on, the debt securities, whether we or RailAmerica Transportation make the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We or RailAmerica Transportation will more fully describe the existence and terms of any guarantee of any of our or RailAmerica Transportation’s debt securities by us or our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

      Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we or RailAmerica Transportation issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we or RailAmerica Transportation issue in bearer form will be issued in denominations of $5,000 (Section 302).

      Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially JP Morgan Chase Bank, 4 New York Plaza, New York, New York 10004. At our or RailAmerica Transportation’s option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We or RailAmerica Transportation may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we or RailAmerica Transportation will be required to maintain a paying agent in each place of payment for any series. All monies that we or RailAmerica Transportation pay to a paying agent for the payment of any principal of, or any premium, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us or RailAmerica Transportation, as applicable. After that time, the holder of the debt security will be able to look only to us or RailAmerica Transportation for payment, as applicable (Section 1003).

      Any interest that we or RailAmerica Transportation do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee, (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indenture.

      Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we or RailAmerica Transportation may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

      If the applicable prospectus supplement refers to us or RailAmerica Transportation designating any transfer agent for any series of debt securities, in addition to the trustee, we or RailAmerica Transportation may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we or RailAmerica Transportation will be required to maintain a transfer agent in each place of payment for any series of debt securities. We or RailAmerica Transportation may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

      Neither we, RailAmerica Transportation nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•	issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

      The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we or RailAmerica Transportation will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We and RailAmerica Transportation expect that any global securities issued in the United States would be deposited with The Depository Trust Company, as depositary or its custodian. We and RailAmerica Transportation may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

      The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We and RailAmerica Transportation anticipate that the following provisions will apply to depositary arrangements.

      Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we or RailAmerica Transportation issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us, RailAmerica Transportation or the trustee if we or RailAmerica Transportation are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global securities.

      So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We and RailAmerica Transportation understand that under existing industry practices, if we or RailAmerica Transportation request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

      Payments of principal of, and any premium, interest or Additional Amounts on, a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, RailAmerica Transportation, the trustee, the paying agent nor the registrar, nor any other agent of ours, RailAmerica Transportation’s or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      We and RailAmerica Transportation expect that once the depositary receives any payment of principal of, any premium, interest or Additional Amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We and RailAmerica Transportation also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

      If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, and we or RailAmerica Transportation, as applicable, do not appoint a successor depositary within 90 days, we or RailAmerica Transportation will issue debt securities in definitive form in exchange for the registered global security. In addition, we or RailAmerica Transportation may at any time and in our or RailAmerica Transportation’s sole discretion decide not to have any of the debt securities of a series represented by one or more global securities and, in such event, we or RailAmerica Transportation, as applicable, will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We or RailAmerica Transportation will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We and RailAmerica Transportation expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

      Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We or RailAmerica Transportation will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

      We or RailAmerica Transportation, as applicable, may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•	we or RailAmerica Transportation, as applicable, are the survivor in the transaction, or the survivor, if not us or RailAmerica Transportation, is an entity organized under the laws of the United States or a state of the United States which expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, interest and Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours, or RailAmerica Transportation’s or one of our respective subsidiaries, as applicable, as a result of the transaction as having been incurred by us, or RailAmerica Transportation or a subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we or RailAmerica Transportation deliver a certificate, signed by one of our or RailAmerica Transportation’s officers, as applicable, and an opinion of our legal counsel, as to the satisfaction of conditions contained in the indenture (Sections 801 and 803).

      This covenant would not apply to any recapitalization transaction, a change of control of us or RailAmerica Transportation or a transaction in which we or RailAmerica Transportation incur a large amount of additional debt unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our or RailAmerica Transportation’s assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or RailAmerica Transportation or a transaction in which we or RailAmerica Transportation incur a large amount of additional debt.

Certain Covenants

      Existence. Except as permitted under the section entitled “— Merger, Consolidation or Sale” above, we and RailAmerica Transportation will do or cause to be done all things necessary to preserve and keep our and our subsidiaries’ legal existence, rights and franchises in full force and effect. We and RailAmerica Transportation will not, however, be required to preserve any right or franchise if we or RailAmerica Transportation determine that the preservation of that right or franchise is no longer desirable in the conduct of our or RailAmerica Transportation’s business and that its loss is not disadvantageous in any material respect to the holders of any debt securities (Section 1005).

      Maintenance of Properties. We and RailAmerica Transportation will cause all of our material properties used or useful in the conduct of our respective businesses, or the businesses of any of our respective subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We and RailAmerica Transportation will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements of those properties, as we or RailAmerica Transportation in our judgment believe are necessary to properly and advantageously carry on the business related to those properties at all times. We and RailAmerica Transportation will not, however, be prevented from selling or otherwise disposing of our respective properties, or the properties of our respective subsidiaries, in the ordinary course of business (Section 1006).

      Insurance. We, RailAmerica Transportation and each of our subsidiaries must keep all of our insurable properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility (Section 1007).

Payment of Taxes and Other Claims

      We or RailAmerica Transportation, as applicable, will pay or discharge, or cause to be paid or discharged, before they become delinquent, the following:

•	all taxes, assessments and governmental charges levied or imposed upon us, RailAmerica Transportation or any of our subsidiaries, or upon the income, profits or property of us, RailAmerica Transportation or of any of our subsidiaries, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property, RailAmerica Transportation’s property or the property of any of our respective subsidiaries.

      Neither we nor RailAmerica Transportation will, however, be required to pay or discharge, or cause to be paid or discharged, any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings (Section 1008).

      Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act within 15 days of each of the respective dates by which we are or would have been required to file those reports with the SEC; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1009).

      Waiver of Certain Covenants. We or RailAmerica Transportation may choose not to comply with any term, provision or condition of the foregoing covenants, or with any other term, provision or condition with respect to the debt securities of a series if, before or after the time for compliance, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive the compliance in that particular instance or in general waive compliance with that covenant or condition. This does not apply to any terms, provisions or conditions that, by their terms, cannot be amended without the consent of all holders of debt securities of the series. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our respective obligations and the duties of the trustee in respect of any term, provision or condition will remain in full force and effect (Section 1012).

Additional Covenants

      Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

      Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we or RailAmerica Transportation may issue under the indenture:

•	we or RailAmerica Transportation, as applicable, fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

•	we or RailAmerica Transportation, as applicable, fail to pay the principal of, or any premium on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we or RailAmerica Transportation, as applicable, fail to make any sinking fund payment as required for any debt security of that series;

•	we or RailAmerica Transportation, as applicable, breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the applicable indenture or except as otherwise provided for in the applicable indenture, and our or RailAmerica Transportation’s breach or failure to perform continues for 60 days after we or RailAmerica Transportation have received written notice in accordance with the applicable indenture of our or RailAmerica Transportation’s breach or failure to perform;

•	the bankruptcy, insolvency or reorganization of, or court appointment of a receiver, liquidator or appointment of a trustee for us, RailAmerica Transportation or of any of our respective Significant Subsidiaries, or for all or substantially all of our properties, RailAmerica Transportation’s properties or the properties of our respective Significant Subsidiaries (Section 101); and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

      If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium on the debt securities of that series. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

•	we or RailAmerica Transportation, as applicable, pay or deposit with the trustee all required payments of the principal of, and any premium, interest, and Additional Amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indenture (Section 502).

      The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving:

•	our or RailAmerica Transportation’s failure, as applicable, to pay the principal of, and any premium, interest or Additional Amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

      The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a Responsible Officer of the Trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our or RailAmerica Transportation’s failure, as applicable, to pay the principal of, and any premium, interest or Additional Amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series,

if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

      The indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act, for 60 days, after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity satisfactory to the trustee; provided no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, interest or Additional Amounts on, the debt securities at their respective due dates (Section 508).

      Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

      Within 120 days after the close of each fiscal year, we and RailAmerica Transportation must each deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our respective compliance with all the conditions and covenants under the indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1010).

Modification of the Indenture

      The holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture must consent to any modifications and amendments of the indenture. However, no modification or amendment may, without the consent of each holder of the outstanding debt securities affected, do any of the following:

•	change the stated maturity of the principal of, or any premium or installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, or any Additional Amounts payable with respect to, any debt security or change any obligation to pay Additional Amounts except as permitted by the indenture;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, interest, or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

      The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us or RailAmerica Transportation, as applicable, with some of the covenants in the indenture (Section 1012). We and the trustee or RailAmerica Transportation and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us or RailAmerica Transportation as obligor under the indenture;

•	to add to our or RailAmerica Transportation’s existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us or RailAmerica Transportation in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure previously unsecured debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property of us or RailAmerica Transportation;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

•	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

      Any modification or amendment of the indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

      Unless the terms of a series of debt securities provide otherwise, under the indenture, we or RailAmerica Transportation may discharge some of our respective obligations to holders of any series of debt securities that:

•	have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

•	are scheduled for redemption within one year.

      We or RailAmerica Transportation can discharge these obligations by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, interest and Additional Amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

      In addition, if the terms of the debt securities of a series permit us or RailAmerica Transportation to do so, we or RailAmerica Transportation may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except our or RailAmerica Transportation’s obligations to (Section 1402):

—	pay any Additional Amounts upon the occurrence of several particular tax and other events;

—	pay the fees, expenses and indemnitees of the Trustee;

—	register the transfer or exchange of the debt securities;

—	replace temporary or mutilated, destroyed, lost or stolen debt securities;

—	maintain an office or agency for the debt securities; and

—	hold monies for payment in trust; or

•	to be released from our or RailAmerica Transportation’s obligations with respect to the debt securities under sections of the indenture described under “— Certain Covenants” or, if permitted by the terms of the debt securities, our or RailAmerica Transportation’s obligations with respect to any other covenant.

      If we or RailAmerica Transportation choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us or RailAmerica Transportation by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we or RailAmerica Transportation must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, interest and Additional Amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

      We or RailAmerica Transportation may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we or RailAmerica Transportation have delivered to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•	in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture (Section 1404);

      Unless otherwise provided in the applicable prospectus supplement, if, after we or RailAmerica Transportation have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made;

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium and interest on, the debt security as they become due, and Additional Amounts, if any, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

      Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•	a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency for the purposes for which it was established (Section 101).

      Unless otherwise provided in the applicable prospectus supplement, we or RailAmerica Transportation will make all payments of principal of, and any premium, interest and Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

      In the event that we or RailAmerica Transportation effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “— Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Sections 1004 to 1009); or

•	the event of default described in the sixth bullet under “— Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we or RailAmerica Transportation would remain liable to make payment of the amounts due at the time of acceleration.

      The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

      The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of us or RailAmerica Transportation will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our or RailAmerica Transportation’s option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of us or RailAmerica Transportation to be received by the holders of debt securities.

      The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

      The indentures are governed by and shall be construed in accordance with the laws of the State of New York.

Redemption of Debt Securities

      The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we or RailAmerica Transportation may opt at any time to partially or entirely redeem the debt securities.

      From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF PREFERRED STOCK

      This section describes the general terms of RailAmerica’s preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by RailAmerica in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of RailAmerica’s certificate of incorporation has been incorporated by reference from RailAmerica’s filings with the SEC as an exhibit to the registration statement. A certificate of amendment to the certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of RailAmerica’s preferred stock, and any description of the preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the Delaware General Corporation Law and the actual terms and provisions contained in RailAmerica’s certificate of incorporation and bylaws, each as amended from time to time.

      RailAmerica’s certificate of incorporation authorizes the issuance of 1,000,000 shares of “blank check” preferred stock, par value $.001, with the designations, rights and preferences as may be determined from time to time by RailAmerica’s board of directors. Accordingly, RailAmerica’s board of directors is authorized, without action by the stockholders, to issue preferred stock from time to time with the dividend, liquidation, conversion, voting and other rights and restrictions as it may determine. All shares of any one series of RailAmerica’s preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement. As of the date of the prospectus, no shares of RailAmerica’s preferred stock are outstanding. However, RailAmerica’s board of directors previously designated 100,000 shares as series A convertible redeemable preferred stock.

Terms

      Unless provided in a supplement to this prospectus, the shares of RailAmerica’s preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering RailAmerica’s preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement.

•	number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights;

•	dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon RailAmerica’s liquidation or winding up of RailAmerica’s affairs;

•	terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into RailAmerica’s common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•	any limitations on issuance of any series of preferred stock of RailAmerica ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

      Unless otherwise indicated in the applicable supplement to this prospectus, shares of RailAmerica’s preferred stock will rank, with respect to payment of distributions and rights upon RailAmerica’s liquidation, dissolution or winding up, and allocation of our earnings and losses;

•	senior to all classes or series of RailAmerica’s common stock, and to all equity securities of RailAmerica ranking junior to the preferred stock;

•	on a parity with all equity securities issued by RailAmerica, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by RailAmerica, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

      Subject to any preferential rights of any outstanding stock or series of stock, RailAmerica’s preferred stockholders are entitled to receive distributions, when and as authorized by RailAmerica’s board of directors, out of legally available funds, and share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.

Voting Rights

      Unless otherwise indicated in the applicable supplement to this prospectus, holders of RailAmerica’s preferred stock will not have any voting rights.

Liquidation Preference

      Upon the voluntary or involuntary liquidation, dissolution or winding up of RailAmerica’s affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in RailAmerica’s distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock of RailAmerica are entitled to receive, after payment or provision for payment of RailAmerica’s debts and other liabilities, out of RailAmerica’s assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of RailAmerica’s remaining assets. In the event that, upon RailAmerica’s voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of RailAmerica’s outstanding preferred stock and the corresponding amounts payable on all of RailAmerica’s stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of RailAmerica’s preferred stock and all other such classes or series of equity security shall share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If the liquidating distributions are made in full to all holders of preferred stock, RailAmerica’s remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon RailAmerica’s liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

      The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or RailAmerica, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

      If so provided in the applicable supplement to this prospectus, RailAmerica’s preferred stock will be subject to mandatory redemption or redemption at RailAmerica’s option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

Registrar and Transfer Agent

      The registrar and transfer agent for RailAmerica’s preferred stock will be set forth in the applicable supplement to this prospectus.

      If RailAmerica’s board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. RailAmerica’s board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

DESCRIPTION OF SECURITIES WARRANTS

      RailAmerica may issue securities warrants from time to time in one or more series for the purchase of RailAmerica’s common stock, debt securities or preferred stock or any combination of those securities. Securities warrants may be issued independently or together with any shares of common stock, debt securities or shares of preferred stock offered by any prospectus supplement and may be attached to or separate from these shares of common stock, debt securities or shares of preferred stock. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between RailAmerica and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as an agent of RailAmerica in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The specific terms of a series of securities warrants will be described in the applicable prospectus supplement relating to that series of securities warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the securities warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement with the SEC at or prior to the time of the sale of the securities warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our securities warrants that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information” on page 28.

Terms

      If securities warrants are offered by RailAmerica, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the offering price;

•	the currency, currencies or currency units for which securities warrants may be purchased;

•	the number of shares of common stock purchasable upon exercise of the securities warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the number of shares of preferred stock purchasable upon exercise of the warrants, the designation and terms of the preferred stock and the price at which the preferred stock may be purchased upon such exercise;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•	the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each debt security or share of preferred stock;

•	the date on and after which the securities warrants and the related common stock, debt securities or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the securities warrants shall commence and the date on which this right shall expire;

•	whether the securities warrants will be issued in registered or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

      Securities warrants may be exchanged for new securities warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of shares of common stock, the debt securities or shares of preferred stock purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

      Each securities warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of common stock or preferred stock at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to that securities warrant. Securities warrants may be exercised at the times set forth in the prospectus supplement relating to such securities warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by RailAmerica), unexercised securities warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing the securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of the payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock purchasable upon such exercise. If fewer than all of the securities warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common or preferred stock and the number of shares of common or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

      The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities;

•	our preferred stock; or

•	debt obligations of third parties, including U.S. Treasury securities.

      These securities or third party debt obligations would secure the holders’ obligations to purchase the common or preferred stock under the stock purchase contracts.

      The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances we may deliver newly issued, prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not necessarily be complete and reference will be made to the stock purchase contracts, any collateral and depositary arrangements relating to the stock purchase contracts or stock purchase units; and, if applicable the prepaid securities. Material U.S. federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

      We or, with respect to debt securities, RailAmerica Transportation may sell securities to one or more underwriters or dealers for public offering and sale by them, or we or RailAmerica Transportation may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from that sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

      We or, with respect to debt securities, RailAmerica Transportation, may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell our securities through a rights offering, forward contracts or similar arrangements.

      Any underwriting discounts or other compensation which we or RailAmerica Transportation pay to underwriters or agents in connection with the offering of our respective securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our respective securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us or RailAmerica Transportation and any profit on the resale of our respective securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our respective securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Any of RailAmerica’s common stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

      Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or RailAmerica Transportation, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

      The securities being offered under this prospectus, other than RailAmerica’s common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. Neither RailAmerica nor RailAmerica Transportation can provide any assurance as to the liquidity of the trading market for the securities.

      An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

      Some of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, RailAmerica and/or RailAmerica Transportation and RailAmerica’s or RailAmerica Transportation’s subsidiaries in the ordinary course of business.

LEGAL MATTERS

      The validity of the securities offered by this prospectus and any supplement to this prospectus will be passed upon for RailAmerica and RailAmerica Transportation by Greenberg Traurig, P.A., Miami, Florida unless otherwise specified in the prospectus supplement. Greenberg Traurig has provided legal services from time to time to RailAmerica and RailAmerica Transportation and RailAmerica’s and RailAmerica Transportation’s affiliates. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

      The financial statements of RailAmerica, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated in this prospectus by reference to RailAmerica, Inc.’s Current Report on Form 8-K dated January 21, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

      RailAmerica files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that RailAmerica files at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also inspect RailAmerica’s filings at the regional office of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. RailAmerica’s SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. You can also inspect reports and other information RailAmerica files at the offices of The New York Stock Exchange, Inc., 11 Wall Street, New York, NY 10005.

      RailAmerica Transportation does not file reports or other information with the SEC. RailAmerica includes summarized financial information relating to RailAmerica Transportation in some of its reports filed with the SEC. RailAmerica does not currently intend to include any separate financial information with respect to RailAmerica Transportation in its consolidated financial statements because RailAmerica and RailAmerica Transportation have determined that this information is currently not material to the holders of RailAmerica Transportation’s debt securities.

      The SEC allows us to “incorporate by reference” some of the documents that we file with it into this prospectus, which means:

•	incorporated documents are considered part of this prospectus;

•	RailAmerica and RailAmerica Transportation can disclose important information to you by referring you to those documents; and

•	information that RailAmerica files with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below, which were filed with the SEC under the Securities Exchange Act of 1934:

•	RailAmerica’s annual report on Form 10-K for the year ended December 31, 2002;

•	RailAmerica’s quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	RailAmerica’s definitive Proxy Statement, filed on April 30, 2003, in connection with RailAmerica’s Annual Meeting of Stockholders;

•	RailAmerica’s current reports on Form 8-K, dated May 14, 2003, May 22, 2003, January 20, 2004 and January 21, 2004.

•	the description of RailAmerica’s common stock filed as part of RailAmerica’s Registration Statement (File No. 333-45200) on Form S-3, filed on October 25, 2000.

      We also incorporate by reference each of the following documents that RailAmerica will file with the SEC after the date of this prospectus:

•	any reports filed under Sections 13(a) and (c) of the Securities Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act in connection with any subsequent stockholders meeting or action; and

•	any reports filed under Section 15(d) of the Securities Exchange Act.

      You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date. You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

RailAmerica, Inc.

RailAmerica Transportation
5300 Broken Sound Boulevard, N.W.,
Boca Raton, Florida 33487
(561) 994-6015
Attn: Investor Relations

RailAmerica, Inc.

RailAmerica Transportation Corp.

$400,000,000

Common Stock

Debt Securities
Preferred Stock
Securities Warrants
Stock Purchase Contracts
Stock Purchase Units

PROSPECTUS

            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution(1)

      The following table sets forth the costs and expenses (subject to future contingencies) incurred or expected to be incurred by the Co-Registrants in connection with the issuance and distribution of the securities being registered pursuant to this Registration Statement. The Co-Registrants have agreed to pay all the costs and expenses of this offering.

Securities and Exchange Commission Registration Fee	$32,360.00
Accounting Fees and Expenses	40,000.00
Legal Fees and Expenses	70,000.00
New York Stock Exchange Fees	6,200.00
Printing Expenses	6,000.00
Miscellaneous	2,440.00
Total	$157,000.00

(1)	The amounts set forth above are estimated, except for the SEC fee.

Item 15.	Indemnification of Directors and Officers

      RailAmerica and RailAmerica Transportation have authority under Section 145 of the Delaware General Corporation Law to indemnify their directors and officers to the extent provided for in such statute. RailAmerica’s Amended and Restated Certificate of Incorporation and RailAmerica Transportation’s Certificate of Incorporation provide for indemnification of RailAmerica’s and RailAmerica Transportation’s officers and directors, as the case may be, to the extent permitted under the Delaware General Corporation Law.

      RailAmerica’s Amended and Restated Certificate of Incorporation and RailAmerica Transportation’s Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. RailAmerica’s Amended and Restated Certificate of Incorporation and RailAmerica Transportation’s Certificate of Incorporation provide that RailAmerica shall indemnify their Directors and officers to the fullest extent permitted by Delaware law, except against actions by RailAmerica or RailAmerica Transportation, as the case may be, approved by the Board of Directors of RailAmerica or RailAmerica Transportation, as the case may be, and requires RailAmerica and RailAmerica Transportation to advance expenses to such Directors and officers to defend any action for which rights of indemnification are provided in the applicable Certificate of Incorporation, and also permits the Board of Directors of RailAmerica and RailAmerica Transportation to grant such rights to its employees and agents.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, RailAmerica and RailAmerica Transportation have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by RailAmerica or RailAmerica Transportation of expenses incurred or paid by a director, officer or controlling person of RailAmerica or RailAmerica Transportation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, RailAmerica or RailAmerica Transportation, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

      The following exhibits are included as part of this Registration Statement:

Exhibits	Description

1.1	Form of Underwriting Agreement with respect to equity securities.*
1.2	Form of Underwriting Agreement with respect to debt securities.*
3.1	Amended and Restated Certificate of Incorporation of RailAmerica, Inc. (incorporated by reference to exhibit 3.1 to RailAmerica’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of RailAmerica, Inc. (incorporated by reference to exhibit 3.3 to RailAmerica’s Annual Report on Form 10-K for the year ended December 31, 2000).
3.3	Certificate of Amendment containing Certificate of Designation with respect to Preferred Stock of RailAmerica, Inc.*
4.1	Form of Stock Certificate of RailAmerica, Inc.*
4.2	Form of Preferred Stock of RailAmerica, Inc..*
4.3	Form of Indenture for Debt Securities of RailAmerica (Form of Debt Securities included therein).*
4.4	Form of Indenture for Debt Securities of RailAmerica Transportation (Form of Debt Securities included therein).*
4.5	Form of Warrant Agreement of RailAmerica, Inc. (Form of Warrant included therein).*
4.6	Form of Stock Purchase Contract of RailAmerica, Inc.*
4.7	Form of Stock Purchase Unit of RailAmerica, Inc.*
5.1	Opinion of Greenberg Traurig, P.A.*
12.1	Statements Regarding Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.
23.1	Consent of Greenberg Traurig, P.A. (contained in exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (filed with the signature page).
25.1	Statement of Eligibility on Form T-1 of Trustee for debt securities.*

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.	Undertakings

      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) of 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the twenty-first day of January, 2004.

RAILAMERICA, INC.

By:	/s/ GARY O. MARINO

Gary O. Marino
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary O. Marino and Donald D. Redfearn, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY O. MARINO Gary O. Marino	Chairman, Chief Executive Officer and President (Principal Executive Officer)	January 21, 2004

/s/ DONALD D. REDFEARN Donald D. Redfearn	Director	January 21, 2004

/s/ DOUGLAS R. NICHOLS Douglas R. Nichols	Director	January 21, 2004

/s/ RICHARD RAMPELL Richard Rampell	Director	January 21, 2004

/s/ CHARLES SWINBURN Charles Swinburn	Director	January 21, 2004

/s/ JOHN M. SULLIVAN John M. Sullivan	Director	January 21, 2004

Signature	Title	Date

/s/ FERD. C. MEYER, JR. Ferd. C. Meyer, Jr.	Director	January 21, 2004

/s/ WILLIAM G. PAGONIS William G. Pagonis	Director	January 21, 2004

/s/ MICHAEL J. HOWE Michael J. Howe	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 21, 2004

/s/ ROBERT J. RABIN Robert J. Rabin	Vice President and Corporate Controller (Principal Accounting Officer)	January 21, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the twenty-first day of January, 2004.

RAILAMERICA TRANSPORTATION CORP.

By: /s/ MICHAEL J. HOWE

Michael J. Howe
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary O. Marino and Donald D. Redfearn, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY O. MARINO Gary O. Marino	Director	January 21, 2004

/s/ DONALD D. REDFEARN Donald D. Redfearn	Director	January 21, 2004

/s/ MICHAEL J. HOWE Michael J. Howe	President (Principal Executive Officer and Principal Financial and Accounting Officer)	January 21, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, each registrant, beneath its applicable name below, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the twenty-first day of January, 2004.

AMERICAN RAIL DISPATCHING CENTER, INC.
CALIFORNIA WESTERN RAILROAD, INC.
DAKOTA RAIL, INC.
DALLAS, GARLAND & NORTHEASTERN
RAILROAD, INC. (DE)
KIAMICHI HOLDINGS, INC.
KYLE RAILWAYS, INC.
NEW ORLEANS LOWER COAST RAILROAD
COMPANY, INC.
NEW STATESRAIL HOLDINGS, INC.
PALM BEACH RAIL HOLDING, INC.
PARKSIERRA CORP.
PLAINVIEW TERMINAL COMPANY
PRAIRIE HOLDING CORPORATION
RAIL OPERATING SUPPORT GROUP, INC.
RAILAMERICA AUSTRALIA, INC.
RAILAMERICA AUSTRALIA II, INC.
RAILAMERICA EQUIPMENT CORPORATION
RAILAMERICA INTERMODAL SERVICES, INC.
RAILAMERICA SWITCHING SERVICES, INC.
RAIL LINE HOLDINGS #1, INC.
RAIL LINE HOLDINGS #2, INC.
RAILINK ACQUISITION INC.
RAILTEX ACQUISITION CORP.
RAILTEX DISTRIBUTION SERVICES, INC.
RAILTEX, INC.
RAILTEX INTERNATIONAL HOLDINGS, INC.
RAILTEX LOGISTICS, INC.
SAN PEDRO TRAILS, INC.
SOUTH EAST RAIL, INC.
STATESRAIL, INC.
STATESRAIL II RAILROAD CORP.
STATESRAIL EQUIPMENT LLC
WEST TEXAS AND LUBBOCK RAILROAD
COMPANY, INC.

By: /s/ MICHAEL J. HOWE

Michael J. Howe
President

A. & R. LINE, INC.
CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
J.K. LINE, INC.

TOLEDO, PEORIA & WESTERN RAILWAY CORP.
MISSOURI & NORTHERN ARKANSAS RAILROAD
COMPANY, INC.
INDIANA & OHIO CENTRAL RAILROAD, INC.
INDIANA & OHIO RAIL CORP.
INDIANA & OHIO RAILWAY COMPANY
THE CENTRAL RAILROAD COMPANY OF INDIANA
HURON AND EASTERN RAILWAY COMPANY, INC.
MID-MICHIGAN RAILROAD, INC.
SAGINAW VALLEY RAILWAY COMPANY, INC.
ALABAMA & GULF COAST RAILWAY LLC
EASTERN ALABAMA RAILWAY, INC.
ARIZONA & CALIFORNIA RAILROAD COMPANY
SWKR OPERATING CO., INC.
SAN DIEGO & IMPERIAL VALLEY RAILROAD
COMPANY, INC.
VENTURA COUNTY RAILROAD COMPANY
ARIZONA EASTERN RAILWAY COMPANY
CALIFORNIA NORTHERN RAILROAD COMPANY
CASCADE AND COLUMBIA RIVER RAILROAD
COMPANY
CENTRAL OREGON & PACIFIC RAILROAD, INC.
CONNECTICUT SOUTHERN RAILROAD, INC.
DALLAS, GARLAND & NORTHEASTERN RAILROAD,
INC. (TX)
KIAMICHI RAILROAD COMPANY L.L.C.
KYLE RAILROAD COMPANY
NEW ENGLAND CENTRAL RAILROAD, INC.
NORTH CAROLINA & VIRGINIA RAILROAD
COMPANY, INC.
OTTER TAIL VALLEY RAILROAD COMPANY, INC.
PUGET SOUND & PACIFIC RAILROAD
RAILROADS OF HAWAII, INC.
SAN JOAQUIN VALLEY RAILROAD, CO.
SAN LUIS & RIO GRANDE RAILROAD, INC.
SOUTH CAROLINA CENTRAL RAILROAD
COMPANY, INC.

By:	/s/ MICHAEL J. HOWE

Michael J. Howe
Vice President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears hereafter constitutes and appoints Gary O. Marino and Donald D. Redfearn, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the dates indicated by the following persons in the capacities for the registrants set forth above their signatures.

AMERICAN RAIL DISPATCHING CENTER, INC.
CALIFORNIA WESTERN RAILROAD, INC.
DAKOTA RAIL, INC.
DALLAS, GARLAND & NORTHEASTERN RAILROAD,
INC. (DE)
KIAMICHI HOLDINGS, INC.
KYLE RAILWAYS, INC.
NEW ORLEANS LOWER COAST RAILROAD
COMPANY, INC.
NEW STATESRAIL HOLDINGS, INC.
PALM BEACH RAIL HOLDING, INC.
PARKSIERRA CORP.
PLAINVIEW TERMINAL COMPANY
PRAIRIE HOLDING CORPORATION
RAIL OPERATING SUPPORT GROUP, INC.
RAILAMERICA AUSTRALIA, INC.
RAILAMERICA AUSTRALIA II, INC.
RAILAMERICA EQUIPMENT CORPORATION
RAILAMERICA INTERMODAL SERVICES, INC.
RAILAMERICA SWITCHING SERVICES, INC.
RAIL LINE HOLDINGS #1, INC.
RAIL LINE HOLDINGS #2, INC.
RAILINK ACQUISITION INC.
RAILTEX ACQUISITION CORP.
RAILTEX DISTRIBUTION SERVICES, INC.
RAILTEX, INC.
RAILTEX INTERNATIONAL HOLDINGS, INC.
RAILTEX LOGISTICS, INC.
SAN PEDRO TRAILS, INC.
SOUTH EAST RAIL, INC.
STATESRAIL, INC.
STATESRAIL II RAILROAD CORP.
STATESRAIL EQUIPMENT LLC
WEST TEXAS AND LUBBOCK RAILROAD
COMPANY, INC.

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director/Manager

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director/Manager

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe President (Principal Executive Officer and Principal Financial and Accounting Officer)

ALABAMA & GULF COAST RAILWAY, INC.
CONNECTICUT SOUTHERN RAILROAD, INC.
EASTERN ALABAMA RAILWAY, INC.
NEW ENGLAND CENTRAL RAILROAD, INC.
NORTH CAROLINA & VIRGINIA RAILROAD
COMPANY, INC.
SOUTH CAROLINA CENTRAL RAILROAD
COMPANY, INC.

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director

January 21, 2004	/s/ CHARLIE MOORE ------------------------------------------------ Charlie Moore President (Principal Executive Officer)

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe Vice President (Principal Financial and Accounting Officer)

INDIANA & OHIO CENTRAL RAILROAD, INC.
INDIANA & OHIO RAIL CORP.
INDIANA & OHIO RAILWAY COMPANY
THE CENTRAL RAILROAD COMPANY OF INDIANA

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director

January 21, 2004	/s/ AL SAUER ------------------------------------------------ Al Sauer President (Principal Executive Officer)

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe Vice President (Principal Financial and Accounting Officer)

HURON AND EASTERN RAILWAY COMPANY, INC.
MID-MICHIGAN RAILROAD, INC.
SAGINAW VALLEY RAILWAY COMPANY, INC.

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director

January 21, 2004	/s/ JAN POLLEY ------------------------------------------------ Jan Polley President (Principal Executive Officer)

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe Vice President (Principal Financial and Accounting Officer)

A. & R. LINE, INC.
CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
J.K. LINE, INC.
MISSOURI & NORTHERN ARKANSAS RAILROAD
COMPANY, INC.

OTTER TAIL VALLEY RAILROAD COMPANY, INC.
TOLEDO PEORIA & WESTERN RAILWAY CORP.

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director/Manager

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director/Manager

January 21, 2004	/s/ SCOTT HULSTROM ------------------------------------------------ Scott Hulstrom President (Principal Executive Officer)

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe Vice President (Principal Financial and Accounting Officer)

ARIZONA & CALIFORNIA RAILROAD COMPANY
ARIZONA EASTERN RAILWAY COMPANY
CALIFORNIA NORTHERN RAILROAD COMPANY
PUGET SOUND & PACIFIC RAILROAD
SAN JOAQUIN VALLEY RAILROAD, CO.
SWKR OPERATING CO., INC.

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director

January 21, 2004	/s/ GENE SHEPARD ------------------------------------------------ Gene Shepard President (Principal Executive Officer)

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe Vice President (Principal Financial and Accounting Officer)

CASCADE AND COLUMBIA RIVER RAILROAD
COMPANY
CENTRAL OREGON & PACIFIC RAILROAD, INC.
RAILROADS OF HAWAII, INC.
SAN DIEGO & IMPERIAL VALLEY RAILROAD
COMPANY, INC.
VENTURA COUNTY RAILROAD COMPANY

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director

January 21, 2004	/s/ THOMAS SCHLOSSER ------------------------------------------------ Thomas Schlosser President (Principal Executive Officer)

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe Vice President (Principal Financial and Accounting Officer)

DALLAS, GARLAND & NORTHEASTERN RAILROAD,
INC. (TX)
KIAMICHI RAILROAD COMPANY L.L.C.
KYLE RAILROAD COMPANY
SAN LUIS & RIO GRANDE RAILROAD, INC.

January 21, 2004	/s/ GARY O. MARINO ------------------------------------------------ Gary O. Marino Director

January 21, 2004	/s/ DONALD D. REDFEARN ------------------------------------------------ Donald D. Redfearn Director

January 21, 2004	/s/ DAVID EYERMANN ------------------------------------------------ David Eyermann President (Principal Executive Officer)

January 21, 2004	/s/ MICHAEL J. HOWE ------------------------------------------------ Michael J. Howe Vice President (Principal Financial and Accounting Officer)

SCHEDULE I

*TABLE OF ADDITIONAL CO-REGISTRANTS

	(Primary Standard	(State or Other
	Industrial	Jurisdiction of
(Exact name of Co-Registrants	Classification	Incorporation or	(I.R.S. Employer
as Specified in its Charter)	Number)	Organization)	Identification No.)

A. & R. Line, Inc.	4011	Indiana	35-1952789
Alabama & Gulf Coast Railway LLC	4011	Delaware	75-2714522
American Rail Dispatching Center, Inc.	4011	Delaware	68-0574072
Arizona & California Railroad Company	4011	Delaware	35-2165912
Arizona Eastern Railway Company	4011	Arizona	94-3077445
California Northern Railroad Company	4011	Delaware	30-0066967
California Western Railroad, Inc.	4011	Arizona	94-2363389
Cascade and Columbia River Railroad Company	4011	Delaware	91-1734603
Central Oregon & Pacific Railroad, Inc.	4011	Delaware	93-1151074
Central Railroad Company of Indianapolis	4011	Indiana	35-1768799
Connecticut Southern Railroad, Inc.	4011	Delaware	03-0353222
Dakota Rail, Inc.	4011	South Dakota	46-0365527
Dallas, Garland & Northeastern Railroad, Inc.	4011	Delaware	74-2782740
Dallas, Garland & Northeastern Railroad, Inc.	4011	Texas	74-2410681
Eastern Alabama Railway, Inc.	4011	Alabama	63-1064122
Huron and Eastern Railway Company, Inc.	4011	Michigan	38-265599
Indiana & Ohio Central Railroad, Inc.	4011	Delaware	74-2862103
Indiana & Ohio Rail Corp.	4011	Delaware	74-2862101
Indiana & Ohio Railway Company	4011	Delaware	74-2862012
Indiana Southern Railroad, Inc.	4011	Delaware	74-2932611
J. K. Line, Inc.	4011	Indiana	35-1791937
Kiamichi Holdings, Inc.	4011	Delaware	27-0012516
Kiamichi Railroad Company L.L.C	4011	Delaware	73-1481038
Kyle Railroad Company	4011	Kansas	94-2802283
Kyle Railways, Inc.	4011	Delaware	94-2279537
Mid-Michigan Railroad, Inc.	4011	Michigan	31-1224037
Missouri & Northern Arkansas Railroad Company, Inc.	4011	Kansas	43-1624703
New England Central Railroad, Inc.	4011	Delaware	03-0344030
New Orleans Lower Coast Railroad Company, Inc.	4011	Louisiana	72-1183692
New StatesRail Holdings, Inc.	4011	Delaware	46-0486784
North Carolina & Virginia Railroad Company, Inc.	4011	Delaware	74-2932608
Otter Tail Valley Railroad Company, Inc.	4011	Minnesota	41-1565408
Palm Beach Rail Holding, Inc.	4011	Delaware	65-0979476
ParkSierra Corp.	4011	Delaware	52-2353561
Plainview Terminal Company	4011	Texas	75-2622280
Prairie Holding Corporation	4011	Florida	59-2994998
Puget Sound & Pacific Railroad	4011	Delaware	32-0010360
Rail Operating Support Group, Inc.	4011	Delaware	65-0797247
RailAmerica Australia, Inc.	4011	Florida	65-0797248
RailAmerica Australia II, Inc.	4011	Delaware	41-2070883

	(Primary Standard	(State or Other
	Industrial	Jurisdiction of
(Exact name of Co-Registrants	Classification	Incorporation or	(I.R.S. Employer
as Specified in its Charter)	Number)	Organization)	Identification No.)

RailAmerica Equipment Corp.	4011	Delaware	65-0622013
RailAmerica Intermodal Services, Inc.	4011	Delaware	65-0553260
RailAmerica Switching Services, Inc.	4011	Delaware	68-0562187
Rail Line Holdings #1, Inc.	4011	Delaware	46-0486790
Rail Line Holdings #2, Inc.	4011	Delaware	46-0486787
RaiLink Acquisition, Inc.	4011	Delaware	65-1033741
Railroads of Hawaii, Inc.	4011	Hawaii	90-0153539
RailTex Acquisition Corp.	4011	Delaware	74-2877630
RailTex Distribution Services, Inc.	4011	Texas	74-2717791
RailTex, Inc.	4011	Texas	74-1948121
RailTex International Holdings, Inc.	4011	Delaware	74-2787728
RailTex Logistics, Inc.	4011	Delaware	74-2795200
Saginaw Valley Railway Company, Inc.	4011	Delaware	38-2779857
San Diego & Imperial Valley Railroad Company, Inc.	4011	California	74-2332456
San Joaquin Valley Railroad, Co.	4011	California	93-1073083
San Luis & Rio Grande Railroad, Inc.	4011	Delaware	45-0506498
San Pedro Trails, Inc.	4011	Arizona	42-1544984
South Carolina Central Railroad Company, Inc.	4011	South Carolina	57-0856173
South East Rail, Inc.	4011	Delaware	62-1583702
StatesRail, Inc.	4011	Delaware	52-2353564
StatesRail Equipment LLC	4011	Delaware	73-1505165
StatesRail II Railroad Corp.	4011	Delaware	02-0530889
SWKR Operating Co., Inc.	4011	Arizona	86-0709066
The Central Railroad Company of Indiana	4011	Indiana	35-1824902
Toledo, Peoria & Western Railway Corp.	4011	Delaware	22-2959560
Ventura County Railroad Company	4011	Delaware	77-0495102
West Texas and Lubbock Railroad Company, Inc.	4011	Texas	75-2622278